Exhibit 13.2

CERTIFICATION OF LUKA MUCIC, CHIEF FINANCIAL OFFICER OF SAP SE

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SAP SE (the “Company”) on Form 20-F for the period ending December 31, 2014, as filed with the Securities and Exchange Commission on March 20, 2015 (the “Report”), the undersigned hereby certifies that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

Date March 19, 2015		/s/ Luka Mucic
	Name:	Luka Mucic
	Title:	Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.